UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 25, 2004

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-1649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 25, 2004, the Board of Directors of Newport Corporation (the “Registrant”) approved, as part of the Registrant’s integration of Spectra-Physics, Inc. and certain related entities, which were acquired on July 16, 2004, a plan for the closure of the Registrant’s manufacturing facility in Chandler, Arizona, and the closure and consolidation of certain sales offices and duplicate operations and administrative activities into the Registrant’s other locations. These actions will result in cash and non-cash charges, which will impact the Registrant’s income statement in the third and fourth quarters of 2004, and are expected to be completed by the end of the fourth quarter of 2004. The following table provides estimates of these charges:

(in millions)

Description of Cost	Cash	Non-Cash
Severance and relocation	$1.3
Lease abandonment	0.5
Asset write-off		$0.3
Inventory write-down		2.3
Total:	$1.8	$2.6

Item 2.06. Material Impairments.

On August 25, 2004, Registrant determined that it will be required to recognize in the third quarter of 2004 a non-cash charge for impairment of certain of its assets. The total non-cash charge is expected to be approximately $3.0 million. This charge will include a write-off in the amount of approximately $1.4 million of a minority investment in an unrelated company, which the Registrant has determined has become impaired due to the continuing operating losses of such entity despite the overall recovery in the industries it serves. The charge will also include a write-off in the amount of approximately $1.6 million of an investment in fiber optic technology, which the Registrant has determined has become impaired during the third quarter of 2004 due to the reduction in the Registrant’s strategic focus on fiber optic telecommunications resulting from its acquisition of Spectra-Physics. These impairment charges will not result in any future cash expenditures.

Item 7.01. Regulation FD Disclosure.

On August 25, 2004, the Registrant issued a press release to announce its plan for the integration of Spectra-Physics, Inc. and certain related entities, which were acquired by the Registrant on July 16, 2004, and to provide further guidance regarding its expected performance for the third and fourth quarters of 2004 after reflecting the anticipated charges required to implement the integration plan. A copy of the Registrant’s press release is being furnished with this Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall this information and Exhibit 99.1 be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 25, 2004 (furnished pursuant to Item 7.01 and not deemed filed).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25, 2004	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 25, 2004 (furnished pursuant to Item 7.01 and not deemed filed).

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